UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 19, 2025

USCB Financial Holdings, Inc.
(Exact name of registrant as specified in its charter)

Florida	001-41196	87-4070846
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2301 N.W. 87th Avenue, Doral, Florida	33172
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(305) 715-5200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	USCB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                            ☐

Item	5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

	(a)	Not applicable.
	(b)	Not applicable.
	(c)	Not applicable.
	(d)	Not applicable.
(e)
Effective December 19, 2025, U.S. Century Bank (the “Bank”), the wholly owned subsidiary of the USCB Financial Holdings, Inc. (the “Company), and Nicholas Bustle, the Executive Vice President and Chief Lending Officer of the Bank, entered into an amended and restated change in control agreement (“Amended Agreement”) which replaced his prior change in control agreement between the Bank and Mr. Bustle dated as of May 17, 2019 (the “Original Agreement”). The Amended Agreement was approved by the Compensation Committee of the Board of Directors (“Board”) of the Bank.

The Amended Agreement has an initial term ending December 31, 2028 (“Initial Term”), and is subject to one-year extensions if approved by the Board of the Bank commencing December 31, 2026.

The Amended Agreement provides that, in the event of a change in control (as such term is defined in the Amended Agreement) occurring while Mr. Bustle remains employed by the Bank, the Bank will pay Mr. Bustle a lump sum payment equal to 1.0 times his annual base salary received during the one year period prior to the change in control, to be paid within 30 days of the consummation of the change in control. The payment is not contingent on Mr. Bustle remaining employed by the surviving entity subsequent to the change in control or his termination thereby. The severance payment is consistent with the severance payment structure and amount of the Original Agreement.

The Amended Agreement also conformed the definition of “change in control” to that used in other employment and change in control agreements entered into by the Bank and/or the Company. In addition, certain regulatory provisions were updated.

The Bank has entered into a similar amended and restated change in control agreement with William Turner, the Bank’s Executive Vice President and Chief Credit Officer, and anticipates that it will enter into similar agreements with other executive officers.

The foregoing description of the Amended Agreement is qualified in its entirety by reference to the Amended Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference thereto.

	(f)	Not applicable.

Item	9.01	Financial Statements and Exhibits

	(a)	Not applicable.

	(b)	Not applicable.

	(c)	Not applicable.

	(d)	Exhibits

Exhibit No.	Description
10.1	Amended and Restated Change in Control Agreement by and between U.S. Century Bank and Nicholas Bustle dated as of December 19, 2025
104	Cover Page Interactive Data (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USCB FINANCIAL HOLDINGS, INC.

	By:	/s/ Robert Anderson
	Name:	Robert Anderson
	Title:	Executive Vice President and Chief Financial Officer

Date: December 23, 2025